Exhibit 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 T 410.580.3000 F 410.580.3001 W www.dlapiper.com

March 7, 2013

EQUITY RESIDENTIAL

Two North Riverside Plaza, Suite 400

Chicago, Illinois 60606

Re:	Legality of Common Shares Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as special Maryland counsel to Equity Residential, a Maryland real estate investment trust (the “Company”), in connection with the registration (the “Registration”) under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 filed by the Company (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) of 34,468,085 common shares (the “Shares”) of beneficial interest, $0.01 par value per share, of the Company (“Common Shares”), which may be offered and sold from time to time by that certain selling shareholder of the Company listed in the Registration Statement (the “Selling Shareholder”). This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Registration Statement and the related form of prospectus included therein, in the form in which it was filed with the Commission under the Securities Act;

2. The Articles of Restatement of the Company, as amended, supplemented and restated (the “Declaration”), certified as of the date hereof by the Secretary of the Company;

3. The Seventh Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by the Secretary of the Company;

4. The Asset Purchase Agreement by and among the Company, ERP Operating Limited Partnership, AvalonBay Communities, Inc., Lehman Brothers Holdings, Inc. (“Lehman”) and the Selling Shareholder, dated as of November 26, 2012 (the “Acquisition Agreement”), certified as of the date hereof by the Secretary of the Company;

Equity Residential

March 7, 2013

5. The Registration Rights Agreement by and among the Company, Lehman and the Selling Shareholder dated February 27, 2013 (the “Registration Rights Agreement”), certified as of the date hereof by the Secretary of the Company;

6. Resolutions of the Board of Trustees of the Company (the “Board”), adopted on December 8, 1998, December 12, 2000 (as last amended and/or restated on January 29, 2013), and December 15, 2000, and resolutions of the Resolutions Committee of the Board dated January 9, 2013, relating to the Registration, certified as of the date hereof by the Secretary of the Company;

7. A certificate of the State Department of Assessments and Taxation of Maryland (the “SDAT”) as to the good standing of the Company, dated as of a recent date;

8. A certificate executed by Bruce Strohm, Executive Vice President, General Counsel and Corporate Secretary of the Company, dated as of the date hereof (the “Officer’s Certificate”); and

9. Such other documents as we have considered necessary to the rendering of the opinion expressed below.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations (including the Company’s) set forth therein are legal, valid and binding.

4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

Equity Residential

March 7, 2013

5. The Shares will not be issued or transferred in violation of any restriction or limitation on transfer or ownership of Shares (as defined in the Declaration) contained in the Declaration.

6. As to all factual matters relevant to the opinion set forth below, we have relied upon the representations and warranties made in the Officer’s Certificate as to the factual matters set forth therein, which we assume to be accurate and complete.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ DLA PIPER LLP (US)

DLA PIPER LLP (US)